                                                                  EXHIBIT (q)(2)

                                POWER OF ATTORNEY

     We, the undersigned Trustees of Fixed Income SHares, hereby severally constitute and appoint Brian S. Shlissel and Thomas J. Fuccillo, our true and lawful attorneys, with full power to each of them to sign for us, and in our name and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of Fixed Income SHares
on Form N-1A and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name:                                   Capacity:         Date:

/s/ William B. Ogden, IV
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William B. Ogden, IV                     Trustee    December 21, 2006

/s/ John C. Maney
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John C. Maney                            Trustee    December 21, 2006

/s/ John J. Dalessandro II
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John J. Dalessandro II                   Trustee    December 21, 2006

/s/ Hans W. Kertess
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Hans W. Kertess                          Trustee    December 21, 2006

/s/ R. Peter Sullivan III
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R. Peter Sullivan III                    Trustee    December 21, 2006